UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GLOBAL TECHNOLOGIES, LTD

(Exact name of registrant as specified in its charter)

Delaware	000-25668	86-0970492
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 1st Ave N., Suite 901

St. Petersburg, FL 33701

(Address of principal executive offices, including Zip Code)

(727) 482-1505

(Issuer’s telephone number, including area code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [  ].

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X].

Securities Act registration statement file number to which this form relates: 000-25668

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.0001 per share:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GTLL	OTC Markets “PINK”

Item 1. Description of Registrant’s Securities to be Registered.

The following description of the Class A Common Stock, par value $0.0001 per share, of Global Technologies, Ltd, a Delaware corporation (the “Registrant”), is qualified in its entirety by reference to the full text of the Articles of Incorporation of Registrant, Amended and Restated Certificate of Incorporation of Registrant and Amended and Restated Bylaws of the Registrant, which are set forth as Exhibits 2.1, 2.2 and 2.3, respectively, and are incorporated herein by reference.

A description of the Registrant’s Class A Common Stock is set forth under “Description of Securities to be registered” in the Registrant’s Registration Statement on Form 10 (File No. 000-25668), initially filed with the U.S. Securities and Exchange Commission on June 8, 2020, as subsequently amended prior to effectiveness, and as will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2. Exhibits.

Exhibit
No.	Description

2.1	Articles of Incorporation of the Registrant *
2.2	Amended and Restated Certificate of Incorporation of Registrant*
2.3	Amended and Restated Bylaws of the Registrant **
2.4	Specimen certificate of common stock of Registrant*

* Previously filed and incorporated by reference from Registrant’s Registration Statement on Form 10 filed June 8, 2020, File No. 000-25668.

** Previously filed and incorporated by reference from Registrant’s Current Report on Form 8-K filed January 21, 2021, File No. 000-25668.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Global Technologies, Ltd

Date: January 22, 2021	By:	/s/ Jimmy Wayne Anderson
Jimmy Wayne Anderson
Chief Executive Officer